UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2009

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2009, Vantage Drilling Company (“Vantage”) and its wholly-owned subsidiary P2021 Rig Co. (the “Issuer”) entered into a Purchase Agreement with Jefferies & Company, Inc., as representative of the initial purchasers, for the sale of $135.0 million aggregate principal amount of the Issuer’s 13 1/2% Senior Secured Notes due 2013 (the “Notes”). The Notes will be issued at a price equal to 97.000% of their face value, and are fully and unconditionally guaranteed, on a senior secured basis, by Vantage. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

Item 8.01.	Other Events.

On December 18, 2009, the Company announced the pricing of a $135.0 million offering of Notes by the Issuer, which were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States pursuant to Regulation S under the Securities Act. A copy of the press release announcing the pricing of the offering is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 — Purchase Agreement dated as of December 18, 2009 by and among Vantage Drilling Company, P2021 Rig Co., and Jefferies & Company, Inc., as representative of the initial purchasers.*

Exhibit 99.1 — Press Release of Vantage Drilling Company issued on December 18, 2009.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2009

VANTAGE DRILLING COMPANY

/S/ CHRIS E. CELANO
Chris E. Celano,
General Counsel

EXHIBIT INDEX

Exhibit 10.1 — Purchase Agreement dated as of December 18, 2009 by and among Vantage Drilling Company, P2021 Rig Co., and Jefferies & Company, Inc., as representative of the initial purchasers.*

Exhibit 99.1 — Press Release of Vantage Drilling Company issued on December 18, 2009.*

*	Filed herewith.